Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of TVI Corporation has been derived from the following audited and unaudited financial statements, adjusted to give effect to the acquisition of 100% of the outstanding common stock of Safety Tech International, Inc. (STI) by TVI Corporation pursuant to the Agreement and Plan of Merger dated November 8, 2005 (the Acquisition).

•	the audited historical consolidated financial statements of TVI Corporation as of and for the year ended December 31, 2004 included in our report on Form 10-KSB;

•	the unaudited historical consolidated financial statements of TVI Corporation as of and for the nine month period ended September 30, 2005 included in our report on Form 10-Q;

•	the audited historical financial statements of STI as and for the year ended June 30, 2005 included in this Form 8-K/A report;

•	the unaudited historical financial statements of STI as and for the three month periods ended September 30, 2005 and 2004 included in this Form 8-K/A report.

Additionally, unaudited income statement information for STI for the three months ended September 30, 2003 and six months ended December 31, 2004 has been used to derive the pro forma condensed combined statements of income.

The unaudited pro forma condensed combined balance sheet gives effect to the Acquisition as if it had occurred on September 30, 2005. The Acquisition will be accounted for using the purchase method of accounting under Statement of Financial Accounting Standard (SFAS) No. 141 “Business Combinations.” As of the date of this 8-K/A report, we have not completed the valuation studies necessary to estimate the fair values of the assets acquired and liabilities assumed, and the related allocation of the purchase price in accordance with SFAS No. 141. Accordingly, we have allocated the total estimated purchase price, based on management’s preliminary estimates of their fair values.

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2004 and nine month period ended September 30, 2005 have been prepared as if the Acquisition had occurred on January 1, 2004.

Prior to the Acquisition, STI had a fiscal year end of June 30 which differed from TVI Corporation’s fiscal year end of December 31. As a result, different periods have been combined for the purpose of preparing the pro forma statement of income. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2004 has been derived by adding together the audited consolidated condensed statement of income for TVI Corporation for the year ended December 31, 2004 to the unaudited statement of income for STI for year ended September 30, 2004.

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2005 has been derived by adding together the unaudited condensed consolidated statement of income for TVI Corporation for the nine months ended September 30, 2005 to the unaudited statement of income for STI for nine months ended September 30, 2005.

The Acquisition and related adjustments are described in the accompanying notes. The unaudited pro forma condensed combined financial information has been prepared in accordance with the rules prescribed in Article 11 of Regulation S-X, and based upon currently available information and assumptions that we believe are reasonable. The unaudited pro forma condensed financial information is for informational purposes only and does not purport to represent what our actual results or financial condition would have been had the Acquisition actually been consummated on the dates indicated and does not purport to project our results of operations for any future period or our financial condition as of any future date. No effect has been given for operational efficiencies that may be achieved in future periods.

The unaudited condensed combined pro forma financial information does not include the effects of (i) the additional acquisition consideration, if any, that may be payable to the former stockholders of STI should certain conditions be met in the Agreement and Plan of Merger dated November 8, 2005, including the generation of certain income amounts by STI in the years ending June 30, 2006 and 2007 or (ii) the repayment of acquisition consideration, should STI not generate minimum levels of revenue in the two years following acquisition.

TVI Corporation

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

	As of September 30, 2005
	TVI Corporation Historical	Safety Tech International, Inc. Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$15,011	$83	$(8,214	)(c)	$6,880
Accounts receivable, net	5,706	835			6,541
Inventories	3,175	853			4,028
Deferred income taxes	151	—			151
Note receivable - related party	—	351	(351	)(a)	—
Other current assets	777	89			866

Total current assets	24,820	2,211			18,466
Property and equipment, net	3,184	749			3,933
Other assets:
Investments	—	1,916	(1,916	)(a)	—
Goodwill	554	—	15,198	(b)	15,752
Other intangible assets, net	548	—	153	(d)	701
Other assets	48	—			48

Total other assets	1,150	1,916			16,501

Total assets	$29,154	$4,876			$38,900

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$1,908	$110			$2,018
Accrued expenses	2,862	206	523	(c)	3,591
Income taxes payable	—	109			109
Due to related parties	—	472	(472	)(a)	—

Total current liabilities	4,770	897			5,718

Minority interest	28	—			28
Notes payable	—	228	(228	)(a)	—
Deferred income taxes		98			98

Stockholders’ equity
Common stock	301	1,056	23	(b)
			(1,056	)(b)	324
Additional paid-in capital	14,947	—	8,677		23,624
Retained earnings	9,108	2,588	(2,588	)(b)	9,108
Accumulated other comprehensive income	—	9	(9	)(b)	—

Total stockholders’ equity	24,356	3,653			33,056

Total liabilities and stockholders’ equity	$29,154	$4,876			$38,900

TVI Corporation

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2005

(Dollars in thousands unless otherwise stated)

(a)	Pro forma adjustment to eliminate the following assets and liabilities of STI which were settled or transferred to selling stockholders in the form of a dividend prior to Closing.

Note receivable – related party	$351
Investments	$1,916
Due to related party	$472
Notes payable	$228

(b)	Pro forma adjustment to reflect the acquisition of 100% of the outstanding Common Stock of STI by TVI Corporation for consideration of approximately $16,900 (consisting of $8,214 in cash and 2,313,811 shares of restricted Common Stock of TVI Corporation, with an estimated market value of approximately $8,700 and par value of $23) and the elimination of the historical stockholder equity accounts of STI as follows:

Common stock	$1,056
Retained earnings	$2,588
Accumulated other comprehensive income	$9

Estimated goodwill arising on acquisition is as follows:

Estimated acquisition cost: (*)
Payable in cash	$8,214
Payable in the form of TVI Corporation restricted Common Stock	8,700
Estimated transaction expenses	523

Total acquisition cost	17,437

Less estimated net assets acquired:
STI stockholders’ equity as of September 30, 2005	3,653
Dividend and other adjustments prior to closing	(1,567)

Net assets acquired, as adjusted	2,086

Difference, excess purchase price to be allocated (A)	15,351

Preliminary fair market value adjustments:
Increase to the value of intangible assets (B)	(153)

Estimated goodwill arising from Acquisition (A) - (B)	$15,198

(*)	exclusive of earn-out payments, if any, that be come payable pursuant to Agreement and Plan of Merger dated November 8, 2005.

(c)	Pro forma adjustment to accrue for estimated transaction costs, including estimated legal and other fees.

(d)	The unaudited pro forma condensed balance sheet has been prepared to reflect the application of purchase accounting for the acquisition under SFAS No. 141. Under purchase accounting, the acquisition consideration is allocated to Safety Tech International, Inc.’s assets and liabilities based on their estimated fair values at the date of acquisition. The remaining consideration is allocated to identifiable intangibles with finite lives, and to goodwill and identifiable intangibles with indefinite lives. The identifiable intangibles with finite useful lives will be amortized over their estimated useful lives. Goodwill and identifiable intangible assets with indefinite lives will be evaluated annually to determine if the assets are impaired.

The pro forma adjustments were based upon management’s preliminary assessment of the fair market value of assets acquired and liabilities assumed. The table in Note (b) summarizes the total acquisition consideration and the estimated allocation of the excess of the consideration paid over the net book value of the assets acquired. The acquired intangible asset of $153 represents the estimated fair value of certain patent and other rights held by STI as of November 7, 2005.

The calculation of the estimated acquisition consideration does not include the additional earnout consideration that may become payable by TVI Corporation should certain conditions be met by STI and its shareholders, including the attainment of income targets. Such amount payable, if any, will be recorded as additional goodwill in the year paid and will be paid using available funds or by borrowing against credit lines. The terms of the Agreement and Plan of Merger dated November 8, 2005 provide for a maximum earnout consideration of $5,500 and earnout payments, if any, to be paid 50% in cash and 50% in the form of restricted Common Stock of TVI Corporation.

TVI Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2004

	TVI Corporation Historical	Safety Tech International, Inc. Historical	Pro Forma Adjustments		Pro Forma
Net sales	$37,862	$7,408	$—		$45,270
Cost of sales	(18,671)	(4,736)	—		(23,407)

Gross profit	19,191	2,672			21,863

Operating expenses:
Selling, general and administrative expenses	(7,931)	(1,084)	(9	) (d)	(9,024)
Research and development expenses	(1,009)	—	—		(1,009)

Total operating expenses	(8,940)	(1,084)	(9)		(10,033)

Operating income	10,251	1,588	(9)		11,830

Interest and other income, net	58	18	(261	)(a)
			(6	)(b)	(191)

Income before income taxes	10,309	1,606	(276)		11,639

Provision for income taxes	(3,867)	(595)	107	(c)	(4,355)

Net income	$6,442	$1,011	$(169)		$7,284

Earnings per common share - basic	$0.222				$0.232
Earnings per common share - fully diluted (Note 2)	$0.211				$0.222

Average number of common shares outstanding - basic	29,082		2,314	(e)	31,396
Average number of common shares outstanding - fully diluted	30,520		2,314	(e)	32,834

TVI Corporation

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2005

	TVI Corporation Historical	Safety Tech International, Inc. Historical	Pro Forma Adjustments		Pro Forma
Net sales	$23,532	$4,196	$—		$27,728

Cost of sales	(10,781)	(3,083)	—		(13,864)

Gross profit	12,751	1,113	—		13,864

Operating expenses:
Selling, general and administrative expenses	(5,952)	(573)	(7	)(d)	(6,532)
Research and development expenses	(865)	—	—		(865)

Total operating expenses	(6,817)	(573)	(7)		(7,397)

Operating income	5,934	540	(7)		6,467

Interest and other income, net	201	116	(196	)(a)
			(49	)(b)	72

Income before income taxes	6,135	656	(252)		6,539

Provision for income taxes	(2,456)	(159)	106	(c)	(2,509)

Net income	$3,679	$497	$(146)		$4,030

Earnings per common share - basic	$0.123				$0.125
Earnings per common share - fully diluted	$0.118				$0.120

Average number of common shares outstanding - basic	29,935		2,314	(d)	32,249
Average number of common shares outstanding - fully diluted	31,214		2,314	(d)	33,528

TVI Corporation

Notes to Unaudited Pro Forma Condensed Statements of Operations

For the Year Ended December 31, 2004 and Nine Months Ended September 30, 2005

(Dollars in thousands unless otherwise stated)

(a)	To eliminate interest income earned during the year on $8,700 thousand of acquisition consideration paid by TVI Corporation in the form of cash, at an assumed interest rate of 3% per year.

(b)	To eliminate investment income earned by STI in its investment account.

(c)	To record estimated adjustment to tax provision related to the Pro Forma adjustments.

(d)	To record amortization of acquired intangible asset over its estimated 17 year useful life.

(e)	To adjust weighted average shares outstanding for 2,313,811 shares of restricted Common Stock issued in connection with the Acquisition.